Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of January 1997
Distribution Date of February 20, 1997

Original Pool Amount                      $424,879,281.80

Beginning Pool Balance                    $196,665,027.07
Beginning Pool Factor                           0.4628727

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)      $8,984,200.52
  Interest Collected                        $1,797,590.48

Additional Deposits:
  Repurchase Amounts                                $0.00
  Liquidation Proceeds/Recoveries             $180,374.06
Total Additional Deposits                     $180,374.06

Repos/Chargeoffs                              $237,245.36
Aggregate Number of Notes Charged Off                  61

Total Available Funds                      $10,962,165.06

Ending Pool Balance                        187,443,581.19
Ending Pool Factor                              0.4411690

Servicing Fee                                 $163,887.52

Repayment of Servicer Advances                      $0.00

Reserve Account:
  Beginning Balance                        $11,850,301.07
  Target Percentage                                  6.00%
  Target Balance                           $11,246,614.87
  Minimum Balance                           $8,922,464.92
  (Release)/Deposit                          ($603,686.20)
  Ending Balance                           $11,246,614.87

Current Weighted Average APR:                      10.657%
Current Weighted Average Remaining Term (months):   30.94

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           1,590,006.59    1,099
    31-60 days                             389,639.82      294
    60+ days                               184,530.58       80

    Total                                2,164,176.99    1,119

  Balances: 60+ days                     2,541,650.90       80

Memo Item - Reserve Account
  Prior Month                          $11,799,901.62
  + Invest. Income                          50,399.45
  + Transfer from Collections Account            0.00
  Beginning Balance                    $11,850,301.07

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of January 1997

                                                              NOTES
                                      TOTAL          CLASS A-1     CLASS A-2      CERTIFICATES
Original Pool Amount
 Distributions:                   $424,879,281.80   $80,000,000.00  $330,000,000.00   $14,879,281.80
 Distribution Percentages (1)                                0.00%           96.50%            3.50%
 Coupon                                                     5.900%           6.550%           6.850%

Beginning Pool Balance            $196,665,027.07
Ending Pool Balance               $187,443,581.19
Collected Principal                 $8,984,200.52
Collected Interest                  $1,797,590.48
Charge-Offs                           $237,245.36
Liquidation Proceeds/Recoveries       $180,374.06
Servicing                             $163,887.52
Cash Transfer to Reserve Account            $0.00
  Total Collections Available
    for Debt Service               $10,798,277.54

Beginning Balance                 $196,665,027.07            $0.00  $185,061,776.11   $11,603,250.96

Interest Due                        $1,076,364.08            $0.00    $1,010,128.86       $66,235.22
Interest Paid                       $1,076,364.08            $0.00    $1,010,128.86       $66,235.22
Principal Due                       $9,221,445.88            $0.00    $8,898,695.27      $322,750.61
Principal Paid                      $9,221,445.88            $0.00    $8,898,695.27      $322,750.61

Ending Balance                    $187,443,581.19            $0.00  $176,163,080.84   $11,280,500.35
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.0000000000     0.5338275177     0.7581347342

Total Distributions                $10,297,809.96            $0.00    $9,908,824.13      $388,985.83

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                      $500,467.58

Beginning Reserve Account Balance  $11,850,301.07  see also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                       ($603,686.20)
Ending Reserve Account Balance     $11,246,614.87


(1) The Noteholder's  Percentage  will be 100%  for each Distribution  Date occurring before the  Distribution in June  1996,  and generally  96.5%
    thereafter until all of the Notes have been paid in full.  No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of January 1997

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                       5               4                3                2                 1
                                    Sep 1996        Oct 1996         Nov 1996         Dec 1996          Jan 1997

Beg. Pool Balance               $235,977,087.48  $226,786,100.45  $217,488,410.17  $208,524,140.81  $196,665,027.07

A) Loss Trigger:
Principal of Contracts
  Charged off                       $642,932.27      $363,306.99      $177,758.77      $252,975.39      $237,245.36
Recoveries                          $604,835.88      $909,010.09      $337,954.80      $444,327.02      $180,374.06

Total Charged Off (Months 5,4,3)  $1,183,998.03
Total Recoveries (Months 3,2,1)      962,655.88
Net Loss/(Recoveries) for 3 Mos.    $221,342.15(a)

Total Balance (Months 5,4,3)    $680,251,598.10(b)

Loss Ratio Annualized [(a/b)(12)]        0.3905%

Trigger: Is Ratio> 1.5%                      No


B) Delinquency Trigger:
   Balance delinquency 60+ days                                     $2,180,506.44    $3,002,836.67  $2,541,650.90
   As % of Beginning Pool Balance                                        1.00259%         1.44004%       1.29238%
   Three Month Average                                                   0.84319%         1.00033%       1.24500%

Trigger: Is Average> 2.0%                    No


C) Noteholders Percent Trigger:          2.6470%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                  No

Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer